UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): September 4, 2012

EMMIS COMMUNICATIONS CORPORATION

(Exact name of registrant as specified in its charter)

INDIANA

(State of incorporation or organization)

0-23264

(Commission file number)

35-1542018

(I.R.S. Employer

Identification No.)

ONE EMMIS PLAZA

40 MONUMENT CIRCLE

SUITE 700

INDIANAPOLIS, INDIANA 46204

(Address of principal executive offices)

(317) 266-0100

(Registrant’s Telephone Number,

Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.03.	Material Modification to Rights of Security Holders.

On September 4, 2012, Emmis Communications Corporation (“Emmis” or the “Company”) filed amendments (the “Amendments”) to its Articles of Incorporation (the “Articles”) that modify the rights of holders of the Company’s 6.25% Series A Cumulative Convertible Preferred Stock (the “Preferred Stock”). The Amendments:

(1)	cancel the amount of undeclared dividends in respect of the Preferred Stock that is accumulated but undeclared on or prior to the effectiveness of the Proposed Amendments;

(2)	change the designation of the Preferred Stock from “Cumulative” to “Non-Cumulative” and change the rights of the holders of the Preferred Stock such that dividends or distributions on the Preferred Stock will not accumulate unless declared by the board of directors and subsequently not paid (and thereby effectively cancel associated rights to elect directors in the event of dividend arrearages);

(3)	cancel the restrictions on Emmis’ ability to pay dividends or make distributions on, or repurchase, its Common Stock or other junior stock prior to paying accumulated but undeclared dividends or distributions on the Preferred Stock;

(4)	change the ability of the holders of the Preferred Stock to require Emmis to repurchase all of such holders’ Preferred Stock upon certain going-private transactions in which an affiliate of Mr. Smulyan participates that do not constitute a change of control transaction, to cause the holders of the Preferred Stock to no longer have such ability;

(5)	change the ability of the holders of the Preferred Stock to convert all of such Preferred Stock to Class A Common Stock upon a change of control at specified conversion prices to cause the holders of the Preferred Stock to no longer have such ability;

(6)	change the ability of holders of the Preferred Stock to vote as a separate class on a plan of merger, share exchange, sale of assets or similar transaction to the ability to vote with the Common Stock on an as-converted basis (except as may otherwise be required by law); and

(7)	change the conversion price adjustment applicable to certain merger, reclassification and other transactions to provide that the Preferred Stock converts into the right to receive property that would have been receivable had such Preferred Stock been converted into Class A Common Stock immediately prior to such transaction.

Certain Effects of the Proposed Amendments

Pursuant to the Amendments, the dividends that are accumulated but undeclared in respect of the Preferred Stock were cancelled. The Preferred Stock will no longer accumulate dividends on a periodic basis, as a result of which, the designation of the Preferred Stock was amended to “Non-Cumulative” instead of “Cumulative” to ensure that investors are not misled as to the accumulation of dividends.

In addition, holders of shares of Preferred Stock are no longer entitled to vote as a separate class on any plan of merger, sale of assets, share exchange or similar transaction and the holders of shares of Preferred Stock are no longer be entitled to require Emmis to repurchase their shares in connection with a going private transaction, if any, at the redemption value of $63.09 per share of Preferred Stock (based on a liquidation preference of $50 per share of Preferred Stock, plus accumulated but undeclared dividends in arrears of $13.09 per share of Preferred Stock as of July 15, 2012). As a result, the likelihood of success of going private transactions, if any, will increase as there will be fewer requirements to be satisfied with respect to the Preferred Stock in connection with a going private transaction. In the event a going private transaction were to take place, the aggregate redemption value that the holders of Preferred Stock would no longer be entitled to would be the difference between the redemption value of $63.09 per share of Preferred Stock and the as-converted value of the Preferred Stock on the day before the going private transaction. Additionally, with the elimination of the ability of the holders of Preferred Stock to require Emmis to repurchase all such holders’ Preferred Stock upon certain going private transactions, the Preferred Stock will be classified as permanent equity, as opposed to its current classification as “mezzanine,” on Emmis’ financial statements.

In the event of a change of control (which includes (i) the sale of all or substantially all of Emmis’ assets to any person other than Mr. Smulyan and his affiliates, (ii) the adoption of a plan of liquidation or dissolution of Emmis, (iii) the acquisition by any person of more than 50% of Emmis’ total outstanding voting stock, or (iv) during any consecutive two-year period, individuals who at the beginning of such period constituted the board of directors ceasing to constitute a majority of the board of directors then in office (each, a “Change of Control”)), holders of Preferred Stock will no longer have the option to convert all of their shares of Preferred Stock to shares of Class A Common Stock at a conversion price equal to the greater of (A) the market value of the Preferred Stock as of the date of such Change of Control and (B) 66.67% of the market price for the Class A Common Stock at the close of trading on the date of issuance of the Preferred Stock. Instead, the holders of Preferred Stock have the option to convert their Preferred Stock into Class A Common Stock pursuant to the then applicable conversion ratio.

The holders of Preferred Stock remain entitled to convert their shares of Preferred Stock into shares of Class A Common Stock at a rate of 2.44 shares of Class A Common Stock for each share of Preferred Stock at any time at the option of the holder. The 2.44 shares conversion ratio of the Preferred Stock arises from a conversion price of $20.495 per share of Preferred Stock, both of which remain unchanged as a result of the Amendments. The Amendments also did not amend the conversion price adjustment provisions in the Articles, but do require that the holders of Preferred Stock receive the same kind and amount of consideration (whether cash, stock or other property) as the holders of Class A Common Stock in certain merger, reclassification and other transactions. The consideration payable in such transactions to the holders of Preferred Stock would be calculated on an as-converted basis (based on the same conversion price of $20.495 per share of Preferred Stock and subject to the conversion price adjustments set forth in the Articles).

The Preferred Stock continue to have the $50.00 liquidation preference, which right does not exist for the Common Stock. However, as described above, the holders of the Preferred Stock are no longer be entitled to vote as a separate class on a plan of merger, share exchange, sale of assets or similar transaction and would vote with the Common Stock on an as-converted basis (except as may otherwise be required by law).

The foregoing description is qualified in its entirety by reference to the actual Amendment which is attached to this Form 8-K as Exhibit 3.1

Note: Certain statements included in this report which are not statements of historical fact, including but not limited to those identified with the words “expect,” “will” or “look” are intended to be, and are, by this Note, identified as “forward-looking statements,” as defined in the Securities and Exchange Act of 1934, as amended. Such statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future result, performance or achievement expressed or implied by such forward-looking statement. Such factors include, among others:

•	general economic and business conditions;

•	fluctuations in the demand for advertising and demand for different types of advertising media;

•	our ability to service our outstanding debt;

•	increased competition in our markets and the broadcasting industry;

•	our ability to attract and secure programming, on-air talent, writers and photographers;

•	inability to obtain (or to obtain timely) necessary approvals for purchase or sale transactions or to complete the transactions for other reasons generally beyond our control;

•	increases in the costs of programming, including on-air talent;

•	inability to grow through suitable acquisitions;

•	changes in audience measurement systems

•	new or changing regulations of the Federal Communications Commission or other governmental agencies;

•	competition from new or different technologies;

•	war, terrorist acts or political instability; and

•	other factors mentioned in documents filed by the Company with the Securities and Exchange Commission.

Emmis does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

With the filing of the Amendments on September 4, 2012, pursuant to Section 2.11(h) of the bylaws the terms of directors elected by holders of the Preferred Stock, David Gale and Michelle Bergman, automatically expired.

ITEM 5.07.	Submission of Matters to a Vote of Security Holders

A Special Meeting of shareholders of Emmis was held on September 4, 2012, to consider and vote upon a number of proposals relating to amending the terms of the Preferred Stock. The meeting was initially scheduled for August 14, 2012, but certain holders of the Preferred Stock sought a preliminary injunction to prohibit the voting of certain Preferred Stock. At the end of the hearing on the preliminary injunction, Emmis agreed to adjourn the August 14 meeting to a date after the date the court indicated it would enter a ruling on the preliminary injunction. On Friday, August 31, 2012, the court entered an order denying the preliminary injunction both on the grounds that plaintiffs were unlikely to succeed on the merits, and that there was an adequate remedy at law. A copy of that decision is posted on the Company’s website at http://www.emmis.com/press/home.aspx. Accordingly, at the shareholders’ meeting on September 4, 2012, the following proposals were voted upon and adopted:

Proposal	Common Stock Votes
	For	Against	Abstain
Cancel the amount of undeclared dividends in respect of the Preferred Stock that is accumulated but undeclared on or prior to the effectiveness of the Proposed Amendments	59,202,391	662,316	24,531
Change the designation of the Preferred Stock from “Cumulative” to “Non-Cumulative” and change the rights of the holders of the Preferred Stock such that dividends or distributions on the Preferred Stock will not accumulate unless declared by the board of directors and subsequently not paid (and thereby effectively cancel associated rights to elect directors in the event of dividend arrearages)	59,205,395	663,167	20,676
Cancel the restrictions on Emmis’ ability to pay dividends or make distributions on, or repurchase, its Common Stock or other junior stock prior to paying accumulated but undeclared dividends or distributions on the Preferred Stock	59,202,088	666,373	20,777
Change the ability of the holders of the Preferred Stock to require Emmis to repurchase all of such holders’ Preferred Stock upon certain going-private transactions in which an affiliate of Mr. Smulyan participates that do not constitute a change of control transaction, to cause the holders of the Preferred Stock to no longer have such ability	59,212,045	666,404	10,789
Change the ability of the holders of the Preferred Stock to convert all of such Preferred Stock to Class A Common Stock upon a change of control at specified conversion prices to cause the holders of the Preferred Stock to no longer have such ability	59,209,056	670,139	10,043
Change the ability of holders of the Preferred Stock to vote as a separate class on a plan of merger, share exchange, sale of assets or similar transaction to the ability to vote with the Common Stock on an as-converted basis (except as may otherwise be required by law);	59,178,689	690,019	20,530
Change the conversion price adjustment applicable to certain merger, reclassification and other transactions to provide that the Preferred Stock converts into the right to receive property that would have been receivable had such Preferred Stock been converted into Class A Common Stock immediately prior to such transaction	59,166,360	695,702	27,176
Authorize the Board of Directors, in their discretion, to amend the Articles of Incorporation to effect, at any time until the earlier of (i) the 2013 Annual Meeting or (ii) June 30, 2013, a reverse stock split within the Approved Range	72,561,146	2,245,054	83,736

The reverse stock split amendment has not yet been filed because it requires further action by the Emmis board of directors. If the directors fail to act before the earlier of the 2013 annual meeting or June 30, 2013, this amendment would have to be resubmitted to the shareholders for consideration.

	Preferred Stock Votes
Proposal	For	Against	Abstain
Cancel the amount of undeclared dividends in respect of the Preferred Stock that is accumulated but undeclared on or prior to the effectiveness of the Proposed Amendments	1,888,637	828,592	0
Change the designation of the Preferred Stock from “Cumulative” to “Non-Cumulative” and change the rights of the holders of the Preferred Stock such that dividends or distributions on the Preferred Stock will not accumulate unless declared by the board of directors and subsequently not paid (and thereby effectively cancel associated rights to elect directors in the event of dividend arrearages)	1,888,637	828,592	0
Cancel the restrictions on Emmis’ ability to pay dividends or make distributions on, or repurchase, its Common Stock or other junior stock prior to paying accumulated but undeclared dividends or distributions on the Preferred Stock	1,888,637	828,592	0
Change the ability of the holders of the Preferred Stock to require Emmis to repurchase all of such holders’ Preferred Stock upon certain going-private transactions in which an affiliate of Mr. Smulyan participates that do not constitute a change of control transaction, to cause the holders of the Preferred Stock to no longer have such ability	1,888,637	828,592	0
Change the ability of the holders of the Preferred Stock to convert all of such Preferred Stock to Class A Common Stock upon a change of control at specified conversion prices to cause the holders of the Preferred Stock to no longer have such ability	1,888,637	828,592	0
Change the ability of holders of the Preferred Stock to vote as a separate class on a plan of merger, share exchange, sale of assets or similar transaction to the ability to vote with the Common Stock on an as-converted basis (except as may otherwise be required by law);	1,888,637	828,592	0
Change the conversion price adjustment applicable to certain merger, reclassification and other transactions to provide that the Preferred Stock converts into the right to receive property that would have been receivable had such Preferred Stock been converted into Class A Common Stock immediately prior to such transaction	1,888,637	828,592	0

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit	Description

3.1	Amended and Restated Exhibit A to the Second Amended and Restated Articles of Incorporation of Emmis Communications Corporation.

Signatures.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

EMMIS COMMUNICATIONS CORPORATION

Date: September 4, 2012	By:	/s/ J. Scott Enright
J. Scott Enright, Executive Vice President,
General Counsel and Secretary